Exhibit 10.02

AMENDMENT TO THE

EBAY INC. 2008 EQUITY INCENTIVE AWARD PLAN,

EBAY INC. 2001 EQUITY INCENTIVE PLAN,

EBAY INC. 1999 GLOBAL EQUITY INCENTIVE PLAN,

EBAY INC. 1998 EQUITY INCENTIVE PLAN AND

SHOPPING.COM LTD. 2004 EQUITY INCENTIVE PLAN

MARCH 4, 2009

Effective as of the date first set forth above, eBay Inc. (the “Company”) hereby amends each of the eBay Inc. 2008 Equity Incentive Award Plan, eBay Inc. 2001 Equity Incentive Plan, eBay Inc. 1999 Global Equity Incentive Plan, eBay Inc. 1998 Equity Incentive Plan and Shopping.com Ltd. 2004 Equity Incentive Plan (each such plan as amended to date, a “Plan”) to the extent necessary to provide as follows:

“Notwithstanding any other provision of the Plan to the contrary, upon approval of this amendment by the Company’s stockholders in accordance with the terms of the Plan, the Board of Directors of the Company or Compensation Committee of the Board of Directors of the Company may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of restricted stock units, stock options or cash payments, provided that such one-time-only option exchange offer is commenced within 12 months of the date of such stockholder approval.”

Except as provided in this Amendment, the Plan shall remain in full force and effect.

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I hereby certify that the foregoing amendment was duly adopted by the Board of Directors of the Company effective as of March 4, 2009 and by the stockholders of the Company effective as of April 29, 2009.

Executed on July 28, 2009

EBAY INC.

By:
/s/ Michael R. Jacobson
Secretary